Corrected Transcript 1-877-FACTSET www.callstreet.com Total Pages: 20 Copyright © 2001-2023 FactSet CallStreet, LLC 03-Aug-2023 DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 2 Copyright © 2001-2023 FactSet CallStreet, LLC CORPORATE PARTICIPANTS Briony R. Quinn Senior Vice President & Treasurer, DiamondRock Hospitality Co. Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. Jeffrey J. Donnelly Chief Financial Officer & Executive Vice President, DiamondRock Hospitality Co. Justin L. Leonard Chief Operating Officer & Executive Vice President, DiamondRock Hospitality Co. Troy G. Furbay Chief Investment Officer & Executive VP, DiamondRock Hospitality Co. ... OTHER PARTICIPANTS Duane Pfennigwerth Analyst, Evercore ISI Anthony F. Powell Analyst, Barclays Capital, Inc. Floris van Dijkum Analyst, Compass Point Research & Trading LLC Gregory J. Miller Analyst, Truist Securities, Inc. Smedes Rose Analyst, Citigroup Global Markets, Inc. Christopher Lee Darling Analyst, Green Street Advisors LLC Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc.

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 3 Copyright © 2001-2023 FactSet CallStreet, LLC MANAGEMENT DISCUSSION SECTION Operator: Thank you for standing by and welcome to the DiamondRock Hospitality Company's Second Quarter 2023 Earnings Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions] As a reminder, this call is being recorded. I would now like to turn the conference over to your host, Ms. Briony Quinn, Senior Vice President and Treasurer of DiamondRock Hospitality. Please go ahead. ... Briony R. Quinn Senior Vice President & Treasurer, DiamondRock Hospitality Co. Thank you, Valerie. Good evening, everyone, and welcome to DiamondRock's second quarter 2023 earnings call and webcast. Before we get started, let me remind everyone that many of our comments today are not historical facts and are considered to be forward-looking statements under federal securities laws. As described in our filings with the SEC, these statements are subject to numerous risks and uncertainties that could cause future results to differ materially from those expressed in our comments today. In addition, on today's call, we will discuss certain non-GAAP financial information. A reconciliation of this information to the most directly comparable GAAP financial measure can be found in our earnings press release. With that, I'm pleased to turn the call over to Mark Brugger, our President and Chief Executive Officer. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. Thank you for joining us today for DiamondRock's second quarter earnings call. Global travel demand remains strong. TSA throughput in the quarter reached 99% of 2019 levels, and hotel stays in the United States this year are expected to surpass annual pre-pandemic record of 1.3 billion room nights. DiamondRock has been a leader in the recovery and later, we will discuss why we are well-positioned to hold and expand our lead in the sector in the years to come . Against the favorable industry backdrop, however, the slowing macroeconomic environment is weighing on the pace of recovery in business travel and the redistribution of leisure travel from the return of competition from cruise lines and international destinations is impacting domestic leisure-oriented properties. In our view, some of these adjustments are just momentary events, but they were a headwind in the second quarter and will remain a headwind until later this year. However, we see emerging a new baseline of travel demand that is more weighted towards leisure travel than in the past, and industry growth will build upon this new foundation going forward after firming up its new normal in 2023. DiamondRock's competitive advantage remains the high quality portfolio of hotels and resorts we have curated to deeply resonate with the desires of today's travelers. Measured by full year revenue, our portfolio is approximately 60% urban and 40% resort. The 20 urban hotels were tailored to be the hotel of choice for the business, group

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 4 Copyright © 2001-2023 FactSet CallStreet, LLC and leisure travelers in their respective cities. The 16 irreplaceable experiential resorts are each in special destinations. And in many of these markets, DiamondRock has been the first mover among the hotel REITs. Perhaps our portfolio's most distinguishing feature is that almost 95% of our hotels are unencumbered by long- term management contracts, which gives us greater control over operations and gives us a premium valuation upon sale. All these portfolio advantages enabled DiamondRock to deliver modestly positive RevPAR growth to achieve all-time record revenues in the second quarter. Our hotels outperformed their competitive sets with RevPAR penetration up 112%, which represents a gain of 290 basis points from 2019. Overall, total revenues in the second quarter were $289 million, or nearly 1% ahead of 2022. Hotel adjusted EBITDA in the second quarter was $93.6 million, which was $3.2 million ahead of 2019. Results were held back by the one-time impact of disruption stemming from upgrades at the Salt Lake City Marriott and the former Hilton Boston combined with a small electrical fire that closed The Hilton Garden in Times Square for one week during the quarter. Okay. Let's look a little closer at the trends we saw. At our urban hotels, year-over-year RevPAR was strong, up 7.9%. And the second quarter marked the first time this cycle that quarterly RevPAR at our urban hotels exceeded 2019. The group segment at the urban hotels performed well, powering solid results at our two largest urban hotels, the Chicago Marriott, which increased year-over-year RevPAR 22.8%, and the Boston Westin, which increased year-over-year RevPAR by 11.7%. In total, portfolio group room nights increased 4.6% as compared to the second quarter of 2022. We are benefiting from having well-maintained hotels and a favorable geographic footprint. But importantly, there is even more opportunity after this year. Second quarter group room nights were still 11.1% behind 2019. And we project that there remains 67,000 group room nights of opportunity after 2023 to just hit prior peak. We want to emphasize that we are very encouraged by the 2024 group bookings for our hotels. 2024 group revenues on the books is up almost 28%, led by strong convention calendars in many of our most important urban markets. Business transient was more mixed in the second quarter, and demand varied significantly by market. There was good BT strength in cities like New York, but continued weak demand in places like San Francisco. Midweek business transient occupancy at our urban properties increased 170 basis points in the second quarter versus the comparable period last year. Our trio of select service hotels in Manhattan were stars in the second quarter, as strong business transient demand pushed RevPAR above 2022 and 8.4% over 2019, and that's – even with the impact of the one week closure at our Hilton Garden Inn. However, we want to point out that BT comparisons became more difficult for the industry in the second quarter. So the rate of improvement appears to be moderating a bit. Longer term, we believe an expanding economy will allow business transient demand to eventually recover to the 2019 peak, but it will require a few more years to get there on a nominal basis. For our resort portfolio, second quarter RevPAR was up nearly 32% over 2019, but down 13% compared to last year. While leisure travel for Americans is likely to hit a record this year, unfettered access to international destinations and cruise lines in a post-pandemic world is redistributing some of that demand. As evidence of that trend, the number of Americans traveling outbound from the US to international destinations is projected to be up nearly 20% over last summer. And cruise lines are seeing big year-over-year booking increases. We began experiencing the impact of this redistribution late last year, and we expect leisure patterns to approach their new normal comparisons later this year. We are already seeing signs the summer stabilization at our resorts

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 5 Copyright © 2001-2023 FactSet CallStreet, LLC in Sonoma, Sausalito and Vail. In fact, the booked RevPAR at our Vail resorts this coming December is up 24% versus the same time last year. And while the impact from this year's redistribution of leisure is leading to some near-term pullback, destination resorts remain the clear winner since the start of the pandemic, and we remain confident that resorts will enjoy the strongest new normal secular travel patterns in lodging due to a number of powerful factors. Let me touch on a few of those. One, hybrid work is a game changer. There have been 2.7 billion days of locational flexibility created post- pandemic. That's more than two times the number of any hotel stays in the entire US and this locational flexibility will disproportionately benefit leisure properties. Two, people continue to value experiences more than things partially powered by the phenomenon of social media sharing. Three, demographic changes are powering leisure with the wave of increasing travel by millennials and baby boomers. By the end of the next decade, there will be nearly 40 million more people either in active retirement or starting a family than there was a decade ago. The wanderlust of boomers is often underestimate. And fourth and finally, one of the most powerful reasons behind our conviction in the bright future for resorts is that there is a fundamental supply imbalance with the limited number of resorts in the US. And this imbalance will persist because of the often insurmountable barriers to build new product in most of those markets. DiamondRock was early to recognize and exploit the long-term outperformance trend in resorts, by its early allocation to the segment. In just the second quarter alone, our resorts had RevPAR increased 32% over 2019 and hotel adjusted EBITDA was up 47%. That's a lot of NAV growth. Turning to internal growth, we believe that DiamondRock has a competitive advantage from the large number of impactful ROI opportunities within the portfolio. These projects will continue to drive cash flow growth and increase NAV. In the last 24 months alone, we have completed the conversion and up-branding of The Hythe Vail to a luxury collection, the Hotel Clio, Denver to a luxury collection, the Sheraton Key West to a Margaritaville, and The Lodge at Sonoma to an autograph collection. Those four hotels alone generated a collective RevPAR increase of 33.1% over 2019 in the second quarter with hotel adjusted EBITDA up 65.3%. And this is just the start. For example, just a few days ago, we announced the successful conversion of The Dagny in Boston, which marks our 14th independent hotel. The Dagny is projected to grow EBITDA by $3 million next year and ultimately double this year's EBITDA with stabilized EBITDA approaching $17 million. Additionally, we are actively underway with more ROI repositionings, such as the Hilton Burlington to a lifestyle resort to be named Hotel Champlain, a Curio Collection hotel to be completed early next year, and the Bourbon Orleans repositioning to a premium urban lifestyle resort in the French Quarter of New Orleans to be completed well before the Super Bowl and Mardi Gras in early 2025. Behind these, DiamondRock has a large pipeline of opportunities. There's the repositioning of the Orchards Inn Sedona. There's the potential expansion opportunity Lake Austin Spa Resort. And there's the ability to add almost 20% more Keys at the Landing Resort in Lake Tahoe. These are just a few examples of the many projects to come, so stay tuned. In total, since 2021, we have completed or will soon complete $58 million of ROI repositionings at 16 of our 36 properties. The benefit of these projects often play out for several years so we expect to continue to reap market share gains and increasing profits for some time to come.

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 6 Copyright © 2001-2023 FactSet CallStreet, LLC That's a good transition to give you an update on the acquisition market. We have been working diligently to find more of the transactions that have worked so well for us, owner-operated experiential hotels and unique destinations. We've been focusing on these destination markets for the better part of a decade and have a first- mover advantage. We also have a deep well of understanding about unlocking value at these types of properties, which puts us in a great position to create value when we can pry them loose. As we said, last call, any deal we would do this year would have to be something we really love. Well, we found one small deal that fits the bill. The Chico Hot Springs Resort in Paradise Valley, Montana. This independent resort has been owner-operated for a century. This is a resort with a deep history, a fiercely loyal following, and is treasure part for the local Montana community, which we are very respectful of preserving. We are buying the resort at an 8.1% NOI cap rate and we projected to stabilize at north of 10% NOI yield as it benefits from our best practices and a modern revenue management system. Encouragingly, year-to-date through the end of the second quarter, RevPAR has increased 8.7%.In addition to the benefits related to booking practices, there are also a number of opportunities to add value on the 150-acre hotel site. Chico is a special place and a special opportunity. With that, let me turn it over to Jeff. ... Jeffrey J. Donnelly Chief Financial Officer & Executive Vice President, DiamondRock Hospitality Co. Thanks, Mark. As I mentioned in our last earnings call, Q2 is set to be a challenging quarter, given difficult comparisons on both revenue and expense. I want to start by breaking down the year-over-year changes to revenue and EBITDA to give you a little more insight into the portfolio and help with comparability to peers. All of the statistics I will discuss are on a comparable basis. Portfolio RevPAR increased to 0.5% and total revenue increased to 0.9% in the quarter. This breaks down to a 7.1% increase in total revenue for urban hotels and an 8.3% decrease for our resort portfolio. Our urban hotels were nearly flat to 2019, down just 0.7%, but our resorts were robust 33% higher. Broadly speaking, Florida continues to exhibit the same year-over-year trend we've discussed since late last year. If we excluded all seven of our Florida hotels, a few of which were up year-over-year in the quarter. RevPAR for our non-Florida hotels increased 3.7% and total revenue increased 3.3%. We had a few sources of disruption and displacement during the quarter. The Hilton Garden Inn in Times Square was closed for a week in June due to a minor electrical fire originating from an MEP repair. We also experienced some disruption from the completion of the rooms upgrade at The Dagny in Boston and the Salt Lake City Marriott. Collectively, these events shaved about 50 basis points off our revenue metrics for the quarter, implying revenue growth would have been about 1.5% for the entire portfolio and closer to 4% for the non-Florida portfolio. Switching to EBITDA, hotel adjusted EBITDA was $93.6 million at a 32.4% margin, which was 381 basis points below Q2 last year, but only 178 basis points below 2019. Adjusted EBITDA was $85.8 million. Comparisons were particularly difficult this quarter and they were made even more challenging by two events, the disruption mentioned earlier and property tax refunds achieved last year from several appeals. Let me break down the bulk of the $10 million variance in hotel adjusted EBITDA versus last year. Disruption shaved approximately $1 million from EBITDA in the quarter, and the property tax refunds we received in Q2 of

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 7 Copyright © 2001-2023 FactSet CallStreet, LLC last year for prior periods created a $2.5 million headwind in Q2 of this year. Importantly, were it not for these two factors, we estimate our hotel adjusted EBITDA margin would be 100 basis points higher and our adjusted EBITDA would have been a little better than $89 million and ahead of consensus. Continuing with the bridge, our insurance policies renewed on April 1. So our Q2 results reflect the full impact of significantly higher premiums, with this expense up more than $2 million over 2022 in the quarter. Finally, wages and benefits were up 6.4% year-over-year, or $5.1 million. The cost – these costs were partially offset by aggressive asset management initiatives that generated incremental profit from other income items such as parking. I must commend our asset managers here at DiamondRock and our third-party managers at the properties for their exemplary performance during what was expected to be a difficult quarter. Okay. Let's transition to talk about capital allocation. We prioritize capital towards the highest IRR opportunities on a leverage neutral basis. We constantly evaluate internal ROI projects, which generally have yields above 20%, common and preferred share repurchases, and finally, external growth opportunities. Mark already spoke to several of our ROI projects, as well as the very special deal in Montana we announced. In the quarter, we repurchased 262,000 shares at an average price of $7.67 per share for a total of $2 million. In the past 12 months, we repurchased over 1.9 million shares, or nearly 1% of our float for approximately $14.7 million, or $7.77 per share. Our purchase price equates to approximately a 10% capitalization rate. We are exploring dispositions. The proceeds of which can be used to fund additional repurchases, future repositionings or external growth. Regardless of the ultimate capital allocation, we will remain opportunistic on all fronts. We remain committed to having a strong, flexible balance sheet. We have low leverage as demonstrated by our trailing net debt-to-EBITDA ratio of 3.6 times. We have about $75 million of mortgage debt maturing in the next 18 months, a small mortgage on our Courtyard, Midtown East in Manhattan. Our liquidity is very strong at $600 million, or 30% of our market cap, consisting of over $200 million of corporate and hotel level cash, plus a fully undrawn $400 million revolver. It remains difficult to provide guidance in a range that we feel is useful. So let me walk you through some thoughts on the balance of the year. First, on revenue, group demand is solid in Boston, San Diego and Washington, DC, but Chicago, our biggest market, was materially stronger in the first half than we expect it will be in the second half of the year. Business transient gains are leveling off. Visibility is short, but we are hopeful we could see some pickup after Labor Day as more people return to the office. Leisure demand continues to reset to a new normal, well ahead of 2019, but a little behind 2022. And this normalization may play out the remainder of the year. Taken together, the outlook is in line with the demand we saw in the second quarter that resulted in nearly 1% revenue growth, but the back half of 2023 has a slightly more difficult revenue comparison. Between the two remaining quarters, the fourth quarter is currently poised to finish stronger than the third quarter. One final note, renovations and repositionings are projected to negatively impact second half total revenue growth by roughly $4 million, or an additional headwind of 115 basis points per quarter on RevPAR. For the full year, that impact is expected to be $8 million, or a little better than 100 basis points. Switching to expenses. Cost controls remain a priority. On labor costs, our largest single expense, we are fully staffed and we expect the wage and benefit cost increases should level off at the increases seen in Q2. Property insurance and property taxes are ultimately tied to factors like inflations, the recovery of income, market values

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 8 Copyright © 2001-2023 FactSet CallStreet, LLC and replacement cost. DiamondRock has been a leader in returning to and exceeding prior peak performance, so naturally we're among the first to see revenue and value-dependent costs moving up. I suspect our peers will eventually see the same. The cost of our property insurance is increasing $9 million on a full 12-month period, beginning with our renewal on April 1. Second quarter fully reflected this new cost, which I mentioned in my bridge earlier, was greater than $2 million increase in the quarter. Property tax comparisons will also be a headwind in the second half of 2023. We successfully negotiated $9 million abatement for prior periods in Chicago that we received in the second half of 2022, but this will not repeat this year. All else equal, we expect the year-over-year property tax and property insurance increases will impact second half hotel adjusted EBITDA margins by approximately 270 basis points compared to the second half 2022 margins. We do not expect tax headwinds in 2024. Finally, for full year 2023, we expect our corporate overhead to be $32.5 million, preferred dividends are $9.8 million, and debt service costs will be about $63 million. And with that, let me turn the call back to Mark. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. Thanks, Jeff. I'll conclude with a few thoughts on why we remain constructive on travel generally and DiamondRock specifically headed into 2024. For the industry, overall US travel is projected to hit a new record next year with the occupancy of more than 1.3 billion hotel nights. The leisure segment in the US next year will have its adjustment to the new normal behind it and can resume its long-term trend line of outperformance. And US industry fundamentals – industry fundamentals should benefit over the next three to five years from constrained new hotel supply as high construction cost and high borrowing cost limit the viability of many new projects. For DiamondRock, we have room to run. If our urban and resort properties just get back to prior peak occupancy, that is worth $54 million in incremental revenue. If group room nights and associated spend just get back to 2019 levels that alone is worth $30 million in incremental revenue. ROI projects will also continue to pay off. For example, The Dagny Boston repositioning this year is projected to grow profits 35% in 2024 with revenues up more than $3.5 million. And importantly for DiamondRock, we are excited about our group prospects for next year. Group revenue pace is up a terrific 28%. Our hotels in Boston, Chicago, San Diego, Washington DC and Phoenix generate nearly 45% of our urban hotel EBITDA. Currently, these markets have 3.2 million citywide room nights on the books for 2024. This is 10% or 300,000 room nights more than in 2019. So, we are obviously encouraged by our group trajectory into 2024. As you can tell, we remain positive on the future of travel. Travel is one of the most highly valued assets in our society and around the world. And we believe that DiamondRock is well-positioned for the cycle with a high quality portfolio, a focused strategy and ample liquidity to move opportunistically. At this time, we would like to open it up for any of your questions. Operator?

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 9 Copyright © 2001-2023 FactSet CallStreet, LLC QUESTION AND ANSWER SECTION Operator: Thank you. [Operator Instructions] Our first question comes from the line of Duane Pfennigwerth. Your line is open. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Duane, are you there? ... Duane Pfennigwerth Analyst, Evercore ISI Q Hey. Sorry, I didn't hear the name they called, but nice to speak with you. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Sorry. Sorry about the issue. ... Duane Pfennigwerth Analyst, Evercore ISI Q No, no worries. Can you help us maybe size the year-over-year impact you'd expect from the ROI projects that are underway this year and the acquisitions that you've completed this year? What could that look like on a year- over-year contribution basis into 2024? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A I'm just thinking about it and the answer for that as I'm trying to build it up in our head. My suspicion is it's going to be a few million dollars from the acquisitions when you think about all the acquisitions that were effectively closed in this year. Because we have Chico, obviously which just happened, so. Technically late last year, we had Lake Austin, if you're going back that far. And then this year, we also have some of the ROI projects that have kind of come in. And I think it would be another few million dollars on top of that. There will be some offsets this year, Duane, as I mentioned, Dagny in Boston was probably about $8 million of disruption. But then next year, I think you should see a good chunk of that begin to reverse. ... Justin L. Leonard Chief Operating Officer & Executive Vice President, DiamondRock Hospitality Co. A Yeah. If I just jump in, a couple of pieces here. So The Dagny and Chico are probably the easiest ones to [ph] bridge here (00:27:53). So we said on Dagny is that we expect the revenues next year to be up at least $3.5 million and probably $3 million in EBITDA year-over-year. On Chico, which is our acquisition this year, we expect it to do north of $3 million in EBITDA in 2024. And then for the disruption, obviously the disruption from the one-week closure at Hilton Garden Inn, we expect to get 100% of that back next year. And that Salt Lake City was a rooms renovation, and we would expect that to all

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 10 Copyright © 2001-2023 FactSet CallStreet, LLC return in 2024 as well. The Dagny, which we gave specific numbers on, will take probably three years since its conversion from a brand to an independent to fully ramp up to its stabilized number. ... Duane Pfennigwerth Analyst, Evercore ISI Q Okay. Thanks. And then for my follow-up, maybe you could just give us a sense. I thought the ex-Florida portfolio performance was interesting. But as you look at the balance of the year, markets like Key West in particular, are you thinking it's just more of the same normalization or do you see any potential path to pick up, later this year, maybe fourth quarter? Thanks for taking the questions. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah, Duane, so Florida is interesting. I'll let Justin jump in here, too. So every asset is a little different. In Tranquility Bay, which is in Marathon Key, we actually saw it stabilize in July, and we're encouraged by what's going on there. The pace of decline in the Keys is getting better, so we're seeing it get better at summer. It's still negative year-over-year. And as you may recall, from our results and comments at the end of last year, we were seeing some deterioration there in the Florida Keys earliest that they had gotten just kind of crazy high. So, it was kind of first to start the readjustment, if we will, to the new normal. So we would expect it to be one of the markets that we start getting more normalized as we get to November, December of this year. Justin, do you want to have anything to add to that? ... Justin L. Leonard Chief Operating Officer & Executive Vice President, DiamondRock Hospitality Co. A Yeah, I think it's really more of that sort of normalization of the comparable year as we get to the back half of the year. As Mark mentioned, we saw the Florida Keys being one of the first assets that we had started to drop off from a year-over-year basis in the [ph] summer (00:29:57). And some of our other leisure assets fell off sort of in the back half of the summer. So, as we work through third quarter and get to fourth quarter, the comp just gets easier for us on a year-over-year comparable. ... Duane Pfennigwerth Analyst, Evercore ISI Q Okay. Thank you. ... Operator: Thank you. One moment, please. Our next question comes from the line of Anthony Powell of Barclays. Your line is open. ... Anthony F. Powell Analyst, Barclays Capital, Inc. Q Hi, good evening, everyone. Thanks for the question. Business transient, you mentioned it plateauing or kind of slowing a bit – a bit different commentary that we're hearing from others. I guess, outside of San Francisco, are there any other markets where you're seeing kind of that slowdown or that, I guess, moderation or is it more of a broader comment that you're observing? ...

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 11 Copyright © 2001-2023 FactSet CallStreet, LLC Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah. I mean, the data we're looking at on kind of industry-wide is the RevPAR for business transient focused on special corporate is down about 20% to 2019 levels. It varies. It can vary dramatically. Obviously, in New York City, we're actually above where we were in 2019. And San Francisco is tragically behind. So, it varies a lot depending on the market and what's driving those individual markets. Our rate of recovery in BT was very encouraging in the back half of last year and even in Q1 of this year. We're seeing it kind of moderate where it is now. There's optimism that it starts improving, a relatively good jump post- Labor Day as people get back to the office and there's more business travel in the fall than the summer. So, we remain hopeful of the fall, but we are seeing it moderate and we want to tell you what we're seeing in real-time. ... Anthony F. Powell Analyst, Barclays Capital, Inc. Q Got it. Thanks. And maybe on the conversion in Boston to the independent hotel and the acquisition of the independent hotel in Montana. You've gone much more heavily independent in your kind of branding and your acquisitions in recent years. Maybe comment on why you're doing that. And are you seeing the value of some of these brands kind of decline or are these more special situations in your view? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah, I think the brands are still valuable and most of our hotels still have brands on them. But we look at each hotel as its individual case and brands are expensive. In some case, you get a great return on the brand and it's the appropriate thing to do. Certainly, on the big group houses are the most obvious places where they add value. But some hotels and Chico would be a great example, they are their own brand in a lot of ways. And we wouldn't see – I don't think we'd see a material uplift in demand from the brand and the cost. So, I think the – it's not a message that we don't think the brands are valuable, we really do. It's more a message that we try to tailor each individual asset to whether it makes sense to put a brand on it. Clearly, most of our hotels that have brand are performing significantly better than they would without a brand both top and bottom line. ... Anthony F. Powell Analyst, Barclays Capital, Inc. Q I guess, so, maybe in Boston, I guess what drove that particular decision? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah, Boston is kind of a unique location. It's a historic building and it's in a seven-day-a-week location. And we looked at what – it's not – it does not have a material group component, which is often a reason to have the brand to attract the groups. And it performs very well seven days a week, but it's a great business location. It's also close to Faneuil Hall. It's a great leisure location as well. And we thought that it can perform relatively equally well as a branded hotel with less cost associated with it. The other thing is even if it was just equal profitability, the unencumbered nature of having that hotel probably adds 10%, 1,500 basis points on the back end. So, it probably increases the NAV of the hotel by $15 million to $20 million. So, those were the factors that led us to embrace this conversion.

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 12 Copyright © 2001-2023 FactSet CallStreet, LLC Anthony F. Powell Analyst, Barclays Capital, Inc. Q All right. Thank you. ... Operator: Thank you. One moment, please. Our next question comes from the line of Floris van Dijkum of Compass Point. Your line is open. ... Floris van Dijkum Analyst, Compass Point Research & Trading LLC Q Hey, guys. Thanks. Thanks for taking the question. I guess maybe touch on the new acquisition a little bit more. How did you get to this transaction? You said you've been tracking it for a couple of years. What caused the owner to sell now? And who else was bidding with you? And maybe just talk a little bit about what you see as – is an 8.1% yield the right yield for this? Do you think this is the – talk a little bit about the acquisitions environment perhaps as well? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Sure. So, I guess a lot of questions in there. So, let me just start with the broadest, which is acquisition environment generally. The acquisition volume is down over 70%. There aren't very many trades in the marketplace. In some ways, it's a great time to be a public company because of our cost of debt advantage. We're borrowing at SOFR plus 1.35%, private equity is borrowing at SOFR plus 4.50%. So, there's clear advantage there. We obviously have to consider other cap allocation choices. This is kind of an interesting deal. We love Montana. We like Big Sky. We like Bozeman. We love Paradise Valley. We like things – and Jackson Hole near Yellowstone has been a high priority for us in our search for special properties. This one's an institution in Montana. It's a relatively famous small resort. We've been tracking it. The owner operator has been the owner operator for more than two decades, and he's looking to retire. So, it was an opportune time. He's staying involved in the property. And we're going to leverage that relationship at the property and with the community. Interesting, this originally went under contract with a, I'll call, a private equity buyer as we understand it at $40 million about six months ago. We looked at it. We were very disappointed because that was more than we were willing to pay. And you could see how there's a – it's a really special kind of place. And that deal, for reasons we're not privy to, fell apart. And we were selected because we were – we could pay cash, right? We didn't have any financing risk. We were the buyer of choice. I think we were not even in the top four, probably in price, but we were the most certain to close. So, that gave us an enormous advantage in the process. I think we got a tremendous value on the deal. So, our plan there is to put in our professional kind of best practices, put in modern reservation systems, enhance the property, it was a constrained buyer before. So we have the ability just to improve the property. And hopefully that leads to more satisfied customers that are increased demand and increased revenues at the property. ... Floris van Dijkum Analyst, Compass Point Research & Trading LLC Q

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 13 Copyright © 2001-2023 FactSet CallStreet, LLC And I think you mentioned it was on 153 acres. I mean, is there expansion opportunities here down the road? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A There are. I mean, I think, first, we've owned it for 48 hours. Our first plan is we want to make sure we understand it. There is a lot land here. And so there are opportunities, but that's not our initial plan. Our initial plan is to make it a better version of itself, get our arms around it. And the nice thing about these kind of properties and this is what we talk about internally is, there's a lot of ways that you can get lucky and so it has a lot of those kind of value creation opportunities. But again, our initial game plan, we're not promising we're going to do anything other than make it a better version of itself. And I think that that alone will make this a very successful investment for DiamondRock. ... Floris van Dijkum Analyst, Compass Point Research & Trading LLC Q And maybe a last follow-up, does that mean that, you are – does this make you more interested in other properties in the area and sort of to get more of a clustering? Are there other properties nearby that you would like to have in Montana? And does having one stake in the ground allow you to get more opportunities or does this basically say, no, we're done with Montana, let's go to another part of the country? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Well, remember, the total investment is $33 million for, what – for a company that's got $4 billion in assets. So, no, we're not full up on Montana. We love Montana. We love the community. We love the prospects. We like Yellowstone, we like Bozeman, we like Big Sky. There are plenty of other opportunities where we'd like to pursue and grow relationships. We're trying to build our reputation within that community. And hopefully that'll allow us to get up-market transactions. It's a relatively small community. But by being good stewards of this asset and building those relationships, we would hope that that would allow us to get more deals in that state and we would absolutely expand our footprint there if good opportunities emerged. ... Floris van Dijkum Analyst, Compass Point Research & Trading LLC Q Thanks, Mark. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Thank you. ... Operator: Thank you. One moment, please. Our next question comes from the line of Gregory Miller of Truist. Your line is open. ... Gregory J. Miller Analyst, Truist Securities, Inc. Q Thanks. Good afternoon. Mark, in the prepared remarks, you spoke briefly about NAV, so I thought to ask a question about it. How do you view your internal NAV today relative to a quarter ago? And in particular, if you're

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 14 Copyright © 2001-2023 FactSet CallStreet, LLC able to comment on the drive to leisure assets you've acquired in the last number of years. I'd be curious to hear about that as well. Thanks. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah, it's a great question. We just had a board meeting earlier this week and we were talking about the same issue. I'd say that the truth is there are so few data points in the market with volumes being so low that I think anyone that's telling you a change in value is really just guessing. There seems to be a tremendous amount of money on the sidelines, several hundred billion dollars of private equity that's interested in real estate that is poised. So there's a lot of potential buyers that are sitting there. And then I think from the seller's perspective, a lot of them are sitting on the sidelines feeling like that's going to get more efficient and cheaper 6 to 12 months from now, so why would I bring my assets to market? So volumes low. It's hard to know what changes value. Obviously, the fading in some of the performance of the resorts, there's going to be some valuation change there. But they still remain – yeah, I had a conversation with a private equity fund yesterday. It still remains one of the most interesting thesis in leisure and hotel investments. I think, generally, people still believe it's going to be the place to be over the next five to seven years. And remember, these assets, unlike buying a hotel in, let's say, San Francisco, these assets have great trailing cash flow, even 6%, 7% compared to zero in a market like San Francisco or San Jose right now. So they're still financeable. So they still become the kind of very interesting assets. I know there is a recent asset trade in Nashville. We call that a totally leisure-oriented asset that traded for – Troy, what was the cap rate that we looked at? ... Troy G. Furbay Chief Investment Officer & Executive VP, DiamondRock Hospitality Co. A Yeah, it was about 6.0% cap rate. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah. So on trailing cash flows, pre-stabilized asset was a 6% cap. Yeah, it was relatively independent or unencumbered leisure-oriented asset in Nashville. So there's not a lot of data points out there. And so I think if we told you it was 3% less that would just be a guess. But we still think there's robust demand for these kind of assets. ... Gregory J. Miller Analyst, Truist Securities, Inc. Q You provided some data points, I appreciate that, and thanks for the commentary. For the follow-up question, I thought to ask specifically about The Dagny with a little more depth on the outlook that you provided through 2027. Could you walk us through the bridge and how you get to $17 million of EBITDA in 2027 versus $9 million this year? And how much of the underwriting is driven by operating expense reductions relative to top line gains? ... Jeffrey J. Donnelly Chief Financial Officer & Executive Vice President, DiamondRock Hospitality Co. A

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 15 Copyright © 2001-2023 FactSet CallStreet, LLC Yeah. Greg, this is Jeff Donnelly. I mean, I can take you through a little bit of it. I mean, a good chunk of it that's going from this year to the next year is going to be the elimination of some of the – obviously, some of the disruption that you have from the conversion. So there's a few million dollars. But as Mark mentioned, about what, $3.5 million of EBITDA I think as we go into next year, that's going to be a big chunk of that. And then I think there's going be some cost savings effectively that come with removing the overhead that comes from being a branded asset and effectively enhances profitability because we're able to bring more of that revenue down to the bottom line being an independent versus a branded operator. And then I think the final leg of it is going to be just how we position that asset and how are we better positioned across both the leisure and business transient channels in that market that we can effectively gain share in that marketplace. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A [ph] I think maybe to (00:43:34) perhaps add more details, right? As an asset I think we're projecting $35 million of gross revenue this year. 2019 revenues were at $43 million. So just simply the return back to 2019 peak as with the renovated, rebranded asset represents a significant amount of what we're calling potential upside. In general, the brand costs on an asset like this, given that it's all rooms revenue driven, between franchise fee and frequent guest program, we are over 10%. So our $40 million rooms revenue asset just operating as an independent represents about $4 million of brand cost that we save. So I think that that's really the bridge, the combination of return to prior peak revenues and under a more efficient cost structure, we should be able to drop to at least that at the bottom line. ... Gregory J. Miller Analyst, Truist Securities, Inc. Q That's all very helpful. Thank you very much. ... Operator: Thank you. One moment, please. Our next question comes from the line of Smedes Rose of Citi. Your line is open. ... Smedes Rose Analyst, Citigroup Global Markets, Inc. Q Hi. Thanks. I just wanted to ask you, you mentioned that group business in Chicago is slowing or slower in the second half, [indiscernible] (00:44:49) is that in line with what you were expecting already or is that changed from your last update? And then I was just wondering, on group in general, if you could just talk a little bit about what you're seeing in terms of kind of composition? Is it more corporate? Is it just associations coming back that's helping the citywide calendars to kind of just a little more color on the tenor of group, I guess? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Sure. In Chicago in particular, it's driven very much by the citywide layout. And the way that calendar was in 2023 is just it's weighed worth – the more citywides we're focused in the first two quarters of the year. So this is as we expected. And frankly, 2024 looks terrific in Chicago. And our bookings in 2024 in Chicago are very strong. So we're excited about the prospects. So this is just seasonality and kind of what we expected from the citywides.

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 16 Copyright © 2001-2023 FactSet CallStreet, LLC So a number of our markets, as I mentioned in the prepared remarks, Q4, back half of the year, in particular Q4, look very strong. So we think group will finish up relatively strong for us, but still opportunity. And the cadence of versus 2019 gets progressively better. So our group versus 2019, the cadence, as we move through the next five months, will continue to get better based on our booking patterns as well. Justin, do you have additional comments? ... Justin L. Leonard Chief Operating Officer & Executive Vice President, DiamondRock Hospitality Co. A Yeah. I think, as Mark mentioned in his remarks, I know there was a little bit of noise on the line, but we think returning to pre-COVID group room night levels represents a big opportunity for us in 2024. I think as 2023 has progressed, we're continuing to narrow the gap to 2019 group room nights. First half of the year, we're down about 11% in 2019. We're forecasting that gap to drop to about 4% in Q4. In fact, pace is only off about 2% in room nights to Q4 2019. And with rate double-digit higher on a percentage basis, we think Q4 revenue is likely to be about 9% higher than 2019 revenue. So we're seeing that gap to sort of pre-COVID level room night levels narrow significantly at a significantly higher rate. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A And I think to your question on the composition, it's mostly the traditional folks. I think there's been a little follow- up on some of the tech company bookings, as you could imagine. But it's not a huge part of the group business in our markets. And financials, pharma, sports business has been very strong. The reasons to get together continue to be compelling in a hybrid work environment. We're seeing a lot of promotional incentive, a lot of small group meetings that need to happen as people are working hybrid. So the small group's probably newer and more robust than it was pre-COVID. But a lot of the traditional folks, they're getting together for same reasons that they've always gotten together. And so, it's a lot of the folks that we would normally expect to see in the composition of our group. ... Smedes Rose Analyst, Citigroup Global Markets, Inc. Q Thanks. And then I just wanted to ask, I know you've answered a lot of questions on The Dagny. But sometimes when properties fall out of a major reservation system and go independent, you can just see some disruption, not having that as it just get pulled out completely from the bigger brand system. And how are you, I guess, avoiding that? It sounds like you are. Just wondering kind of what you do pragmatically to kind of keep sort of short-term disruption to a minimum. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah. I mean, we've been working hard on preparing for the August 1 stake for a long time. We've had weekly revenue calls. We've had strategies. We've had Web designs. Probably the most significant defensive thing we did is we took 80 rooms and we put delta in there at a decent rate to kind of cushion the transition period this fall. So there will be some disruption as we kind of – we gave you and those are in Jeff's numbers that he provided during the prepared remarks. And I think it's – listen, the hotel looks beautiful and we're excited to see what it can do on its own. Justin, do you want to add anything? ... Justin L. Leonard Chief Operating Officer & Executive Vice President, DiamondRock Hospitality Co. A

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 17 Copyright © 2001-2023 FactSet CallStreet, LLC Yeah. As Mark mentioned, we did a lot of prep work just to ensure that we really didn't have any significant revenue loss during a dark period. In fact, we intentionally sold the hotel out for the first week of August to sort of insure against that. But we were live both on GDS and both [ph] of these (00:49:08) channels within 24 hours. So we do have all active reservations held up and actively booking. We've also got a significant amount of base building, both through delta contract and on the group side. So we're forecasting a drop in revenue as we continue to build brand awareness for The Dagny, but we have over $1 million of incremental group rooms on the books for the back half of the year versus last year in addition to the delta contract. So August and September are both 70% sold, and we're significantly better placed than we were same time last year for the balance of the back half of the year. So we've got a great base to really preserve rate integrity as we grow brand identity. ... Smedes Rose Analyst, Citigroup Global Markets, Inc. Q Great. Thanks for the detail. ... Operator: Thank you. One moment, please. Our next question comes from the line of Chris Darling of Green Street. Your line is open. ... Christopher Lee Darling Analyst, Green Street Advisors LLC Q Thank you. Mark, in the prepared remarks, you mentioned exploring a few dispositions perhaps in the near term. Wondering if you could elaborate on what markets, maybe what assets, and then how you're thinking about seller financing in terms of effectuating a transaction today. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah. So great question. So we are committed to our resort and leisure oriented properties. We think that that is the best long-term place to be. So those will not be on the disposition list. We'll continue to pare down some of the urban exposure. I don't think we want to identify publicly which assets is ours, but there'll be smaller assets in this market that are financeable. The large loans are the ones that are very difficult. So it'll be a couple of smaller assets that are not core to the portfolio. As far as your question about seller financing, one of the reasons we're selecting smaller assets is they are financeable and don't need seller financing. We prefer not to do any. And so we'd rather preserve that capacity. If it involved a small piece to kind of fill the capital gap that might be something we'd entertain. But we're not going out to the market offering seller financing. ... Christopher Lee Darling Analyst, Green Street Advisors LLC Q Got it. That's helpful. And then one for Jeff maybe. You gave a lot of good detail in terms of the different moving pieces on the expense side this year. But just curious, maybe taking a longer term view, 2024 and beyond, what do you view as sort of a reasonable run rate for overall expense growth, kind of assuming maybe a more normalized demand backdrop? Is 3% to 5% annually a decent betting line for us to think about? ...

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 18 Copyright © 2001-2023 FactSet CallStreet, LLC Jeffrey J. Donnelly Chief Financial Officer & Executive Vice President, DiamondRock Hospitality Co. A It's probably a decent range but when you think about it, I mean, of course it's going to relate to ultimately what sort of inflation is at the macro. I think, for us, when you look at how our properties have recovered and we've largely recovered our revenues and earnings, a lot of the factors that municipalities use to drive things like taxes, I don't expect our taxes are going to see sort of outsized increases over a long period of time. And property insurance is more difficult to forecast. I'd like to believe that this past year was a year, maybe a little bit like a post-Katrina-type event where you saw a big spike and then you had decreases in costs are slowing significantly thereafter. But it's hard to forecast because those rates are renegotiated every year. And there might be some catch-up in the industry. I can't necessarily speak to us off the top of my head, but on labor costs. But I think same thing that tends to follow inflation over time. So I think the range is reasonable. If I was a betting man, I'd probably be towards the lower to middle end of that, but that's just a guess. ... Christopher Lee Darling Analyst, Green Street Advisors LLC Q All right. They're helpful. Thank you. ... Operator: Thank you. One moment, please. Our next question comes from the line of Michael Bellisario of R.W. Baird. Your line is open. ... Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc. Q Thanks. Good evening, guys. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Good evening. ... Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc. Q Just quick first follow-up on the transaction front was the Chico setup is a reverse 1031. Any pressing need to sell something on the back end of this one? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A It was not set up as a reverse 1031. ... Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc. Q Got it. Okay. And then just on the transaction, maybe can you give us a little bit of background on who the customer is, maybe what states people are coming from, and then any percentage, if you have it, just on number of repeat guests that come to the property? ...

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 19 Copyright © 2001-2023 FactSet CallStreet, LLC Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah. This is an institution. Their clientele obviously changes depending on the time of year. It is remarkable because of the hot springs how year round this asset really is. Obviously, in the peak season when people are going to Yellowstone, this is close to an entrance to the Yellowstone, you get in the summer, you get more out – greater than 50%, but you get a fair amount of repeat folks. And then in the rest of the year, it is kind of the local drawl. It's probably the best restaurant within 20 miles of the location. So it's got kind of a great local following from Livingston and other areas. But probably, on average, it's about 50% from out – in other states, from all over the country, and all over the US. ... Jeffrey J. Donnelly Chief Financial Officer & Executive Vice President, DiamondRock Hospitality Co. A Michael, I'd add, it's a very popular hangout with locals, even just to go to the saloon and take a soak in the hot spring. ... Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc. Q I won't ask if you guys did that, too, on your tour. ... Jeffrey J. Donnelly Chief Financial Officer & Executive Vice President, DiamondRock Hospitality Co. A Thank you. [indiscernible] (00:54:34). ... Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc. Q In your one-pager that you put out the other day, you referenced a 40 plus or minus percentage point RevPAR delta. And what does your underwriting assume in that Chico does versus the comp set? And maybe how long does it take to get there? ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. A Yeah. I mean, I think to sum it up, though, is the gap's going to be both on putting in the revenue system and having the revenue gains. But I think there's probably things we can do on productivity and best practices that we can implement on the expense side that just haven't been done there. So it's going to be on both of those. But if you think about it, we started in 8.1% NOI cap rate, and getting to a 10% is not a – we don't have to bridge very much of that gap to get there over time. So the comp set a little bit – it's pretty broad in that area because you've got to go down the Gardiner and Livingston. So it's a kind of a broad comp set. But you'll probably see more ability to move rate over time in the summer than other seasons. ... Michael J. Bellisario Analyst, Robert W. Baird & Co., Inc. Q Helpful. Thank you. ...

DiamondRock Hospitality Co. (DRH) Q2 2023 Earnings Call Corrected Transcript 03-Aug-2023 1-877-FACTSET www.callstreet.com 20 Copyright © 2001-2023 FactSet CallStreet, LLC Operator: Thank you. I'm showing no further questions at this time. I'd like to turn the call back over to Mark Brugger for any closing remarks. ... Mark W. Brugger President, Chief Executive Officer & Director, DiamondRock Hospitality Co. Well, thank you, everyone, for tuning in to our call. And we look forward to updating you on our earnings next quarter. Take care and have a great evening. ... Operator: Thank you. Ladies and gentlemen, this does conclude today's conference. Thank you all for participating. You may now disconnect. Have a great day. Disclaimer The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a com plete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein. THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON -INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSO RS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF. The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2023 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.